Exhibit 99.2

Sugarmade Reports BudCars Calendar Q3 Data: New Sales Record Results, Nearly $2M in Gross Receipts, Up 66% Q/Q

NEW YORK, Oct. 14, 2020 (GLOBE NEWSWIRE) -- via NetworkWire – Sugarmade, Inc. (OTCQB:SGMD) (“Sugarmade”, “SGMD”, or the “Company”), and its BudCars Cannabis Delivery Service (“BudCars”), is pleased to provide shareholders with a preannouncement of BudCars’ performance for the three months ended Sept. 30, 2020, which featured steadily strong gross margins, nearly $2 million in gross receipts, and more than 60% growth in net sales, customer orders and gross profits on a sequential quarterly basis.

  Total Sept/Q BudCars gross receipts over $1.9 million ($1.55 million, net of sales taxes), representing 66% quarter over quarter sales growth
  Total Sept/Q BudCars gross profits of $903,667, representing 64% quarter over quarter gross profit growth on steady 47% gross profit margins
  Average daily gross sales increased 68% Q/Q to $21,246
  Total customer tickets increased 62% Q/Q on 3% growth in average ticket size

“BudCars continues to perform, setting records in basically every key metric we track,” stated Jimmy Chan, CEO of Sugarmade. “It was a tremendous quarter, with a big jump in customers and regional market share and robust margins on every sale. That paints a very motivating picture as we gear up to significantly expand our service territory, with upcoming expansion into the North Bay and Wine Country areas, as well as our upcoming grand opening of BudCars LA.”

Management notes that BudCars growth has continually tracked ahead of expectations. However, the Company believes that geographic expansion is the key to unlocking a further dramatic acceleration in growth. As announced in a recent Letter to Shareholders, the Company is expanding BudCars initially into the North San Francisco Bay Area and the Wine Country counties. That will be followed by the grand opening of BudCars Los Angeles, which is anticipated to take place in November.

The Company also achieved an additional strategic goal during the quarter by securing rights to a property zoned for cannabis cultivation where it intends to establish a licensed cannabis cultivation facility, which presents the potential to widen profit margins further through vertical supply chain integration and the establishment of a branded line of cannabis products.

About Sugarmade, Inc.

Sugarmade, Inc. (OTCMKTS: SGMD) is a product and branding marketing company investing in operations and technologies with disruptive potential. Our Brand portfolio includes CarryOutsupplies.com, SugarRush™ and Budcars.com. For more information please reference www.Sugarmade.com.

FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others. such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:
Jimmy Chan
+1-(888)-982-1628
info@Sugarmade.com

Public Relations:
Tiger Marketing & Branding Agency
info@TigerGMP.com
www.TigerGMP.com

Corporate Communications:
InvestorBrandNetwork (IBN)
Los Angeles, California
www.InvestorBrandNetwork.com
310.299.1717 Office
Editor@InvestorBrandNetwork.com